                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary proxy    [_] Confidential,for Use of the Commission Only (as
    statement                permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              VALLEY MEDIA, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


       -------------------------------------------------------------------------

   (2) Aggregate number of securities to which transactions applies:


       -------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       -------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction.


       -------------------------------------------------------------------------

   (5) Total fee paid:


       -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:


       -------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:


       -------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:


       -------------------------------------------------------------------------

   (3) Filing Party:


       -------------------------------------------------------------------------

   (4) Date Filed:


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

[LOGO] VALLEY MEDIA, INC.

                                                               July 31, 2001

Fellow Shareholders:

   For the past two fiscal years, Valley Media, Inc., has drifted away from its core business. Margins eroded, staffing and inventories increased at a rate which was not consistent with sales, non-traditional activities became the focus, and as a result, the strength of Valley suffered. This will not happen again--not now or in the future.

   Today, every Valley team member knows his or her job and responsibilities and fully recognizes that their contributions are key to profitability and long-term success of the Company. Sure, Valley will continue to strive to be the leader in our industry through cutting edge systems and technologies. Do not, however, look for Valley to digress far from our core mission, beliefs, and goals. The singular objective of fiscal year 2002 is to return to profitability.

   I look forward to our September 13, 2001, Annual Stockholders' Meeting here in Woodland, and welcome the opportunity to answer your questions and expand upon the bright future of Valley Media, Inc.

                                          Sincerely,

                                          /s/  Peter R. Berger
                                          PETER R. BERGER
                                          Chief Executive Officer

[LOGO] VALLEY MEDIA, INC.

                              Valley Media, Inc.
                            1280 Santa Anita Court
                              Woodland, CA 95776

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 13, 2001

To the Stockholders of Valley Media, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Valley Media, Inc. will be held at Heidrick Ag History Center, 1962 Hays Lane, Woodland, California, on Thursday, September 13, 2001, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

      1. Election of Directors. To elect two Class III directors to serve for a three-year term or until their successors have been elected and qualified.

      2. Ratification and Approval of the Appointment of Independent Auditors. To ratify the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2002.

      3. Other Business. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereto.

   Only stockholders of record at the close of business on July 20, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          James P. Miller
                                          Secretary

July 27, 2001
Woodland, California

   You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage prepaid envelope to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                              VALLEY MEDIA, INC.

                               -----------------

                                PROXY STATEMENT

General Information

   The accompanying proxy is solicited on behalf of the Board of Directors of Valley Media, Inc., a Delaware corporation, for use at the Annual Meeting of the Stockholders, to be held at Heidrick Ag History Center, 1962 Hays Lane, Woodland, California on September 13, 2001, at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof, for the reasons set forth in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on July 20, 2001 are entitled to notice of, and to vote at, the meeting. On that date, there were 8,617,876 shares of our common stock outstanding and entitled to vote at the meeting. Holders of common stock are entitled to one vote for each share held.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by sending a written notice of revocation to our Corporate Secretary, by submitting a subsequent proxy signed by the person who signed the earlier proxy or voting in person.

Solicitation and Voting Procedure

   If the enclosed form of proxy is properly signed and returned, the shares that the proxy represents will be voted at the meeting in accordance with the instructions specified on the proxy. If the proxy does not specify how the shares are to be voted or does not withhold authority to vote on any matter, the proxy will be voted FOR the election of the two Class III directors proposed by the Board and FOR the ratification of Deloitte and Touche LLP as our independent auditors for fiscal 2002. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the meeting.

   A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the meeting and entitled to vote is required for the election of the Class III directors, and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the meeting and entitled to vote is required for the ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2002.

   This Proxy Statement was first mailed to stockholders on or about July 31, 2001. We will pay the expense of soliciting proxies. We anticipate that the amount of such expense will not exceed the amount normally expended for an election of directors in the absence of a contest. Following the original mailing of the proxies and soliciting materials, our employees may solicit proxies by mail, telephone, facsimile transmission and personal interviews. We will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies; in such cases, we may reimburse such holders for their reasonable expenses.

   Our transfer agent will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in all circumstances, we believe that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the manner described herein. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition for such proposals.

   With respect to Proposal 1 requiring a plurality vote and Proposal 2 requiring the affirmative vote of a majority of the common stock, present and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

Nominees

   Our Board of Directors is currently set at eight and is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years.

   During fiscal 2001, James Sha and Robert R. Cain resigned as directors. Our Board elected James P. Miller, James E. Bonk and William A. Hall to fill vacancies existing on the Board. Subsequent to fiscal 2001, our Board elected Peter R. Berger to fill the remaining vacancy existing on the Board.

   The Board is currently composed of three Class I directors (Lawrence Archibald, William A. Hall and James P. Miller), three Class II directors (Peter R. Berger, Barnet J. Cohen and Christopher Mottern), and two Class III directors (James E. Bonk and Wendy Paskin-Jordan), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2002, 2003 and 2001 respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

   The Board has nominated James E. Bonk and Wendy Paskin-Jordan as Class III directors, each to serve a three-year term until the 2004 annual meeting of stockholders or until the director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of these two nominees unless the proxy is marked in such a manner as to withhold authority to so vote. We have no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee is for any reason unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

  Directors Whose Terms Expire at the 2001 Annual Meeting

   Wendy Paskin-Jordan, 44, has served as a member of the Board since December 1998 and has been a member of the Audit and Compensation Committees since May 1999. Ms. Paskin-Jordan has served as principal of Paskin & Kahr Capital Management, an investment management firm, since August 1998, and as principal of Jordan & Torres LLC, a consulting firm, since August 1998. From January 1995 to July 1998 she served as a Managing Director and Partner for Montgomery Asset Management.

   James E. Bonk, 53, has been a member of the Board since November 2000 when he was elected to fill the seat vacated by James Sha. Mr. Bonk is also a member of the Audit Committee. Mr. Bonk was Chairman and Chief Executive Officer of Camelot Music Holdings, Inc. from 1993 until 1999 and is a former director of the National Association of Recording Merchandisers. Mr. Bonk is a director of Alpha Security and House of LaRose.

  Directors Whose Terms Expire at the 2002 Annual Meeting

   Lawrence Archibald, 55, has served as a member of the Board since March 1997 and is chairman of the Compensation Committee. Mr. Archibald owned and operated Stereophile, Inc., which published a variety of music reference magazines, from March 1982 to June 1998, when Stereophile sold substantially all of its assets to Valley Media.

   William A. Hall, 68, has been a member of the Board since November 2000 and is a member of the Compensation Committee. Mr. Hall has been a partner with Lincolnshire Management, Inc., a private equity security firm since June 1994. Since 1993, he has also been the Vice Chairman and majority stockholder of U.S. Animation, Inc., a video animation conglomerate, and since 1991, the owner of W.A.H. Management/Consulting, a management consulting firm. Mr. Hall was the founder and Chief Executive Officer of Sight & Sound Distributing Company, a wholesale distributor of video media, and served as its President and Chief Executive Officer until 1999. Mr. Hall is a director of 3DO Chromium Graphics and Northsound Music, Orlimar Golf, and Lincolnshire Management, Inc.

   James P. Miller, 53, has served as a member of the Board since November 2000. Mr. Miller has served as our acting Chief Financial Officer from June 2000 until June 2001. Mr. Miller has served as our President and Chief Operating Officer since August 2000. Prior to joining Valley Media, Mr. Miller served as Executive Vice President and Chief Operating Officer of Cascade Corporation, a manufacturer of hydraulic attachments and accessories for the materials handling industry.

  Directors Whose Terms Expire at the 2003 Annual Meeting

   Peter R. Berger, 56, has served as a member of the Board of Directors since June 2001. Mr. Berger has served as our Chief Executive Officer since April 2001. Prior to joining Valley Media, Mr. Berger served as Managing Director of Ventana Ventures, a venture debt and equity recapitalization firm. Previously he served as Vice President and Chief Executive Officer of Edentalstore, Inc., an e-commerce company.

   Barnet J. Cohen, 54, is the founder of Valley Media and has been Chairman of the Board from its formation. He served as Chief Executive Officer from March 1979 until December 1997, and has served as acting Chief Executive Officer from June 2000 until March 2001. Mr. Cohen is the President and Chief Executive Officer of Valley Entertainment, Inc. Prior to founding Valley Media, Mr. Cohen owned and operated retail record stores. Mr. Cohen is a former chairman of the Board of Directors of the National Association of Recording Merchandisers.

   Christopher Mottern, 57, has served on the Board since March 1997. He is chairman of the Audit Committee and a member of the Compensation Committee. Mr. Mottern has served as the President and Chief Executive Officer of Peet's Coffee and Tea, Inc. since May 1997. Mr. Mottern served as President of Heublein Wines from July 1992 to September 1996.

           The Board of Directors Recommends a Vote For the Election
                          of the Nominees Named Above

Committees of the Board of Directors

   The Board met a total of five times in fiscal 2001. The Board currently has two committees, the Audit Committee and the Compensation Committee. The Board does not have a nominating committee. During fiscal year ended March 31, 2001, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and its committees on which such director served during fiscal 2001.

   The Audit Committee selects the firm to be appointed as independent accountants to audit our financial statements, discusses the scope and results of the audit with the independent accountants, reviews our interim and year-end operating results with management and the independent accountants, considers the adequacy of our internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Mottern and Bonk and Ms. Paskin-Jordan. Mr. Mottern is the chairman of the Audit Committee. The Audit Committee met three times in fiscal 2001.

   The Board approved a charter for the Audit Committee in fiscal 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The Compensation Committee reviews and recommends the compensation arrangements for management and administers our stock option plans. The members of the Compensation Committee are Messrs. Archibald, Hall and Mottern and Ms. Paskin-Jordan. Mr. Archibald is the chairman of the Compensation Committee. The Compensation Committee met four times in fiscal 2001.

Compensation of Directors

   Directors who are not currently employees of the company receive (a) an annual retainer of $5,000, payable quarterly, (b) $5,000 per Board meeting attended and (c) $500 per committee meeting attended, if such meeting is held separately from the Board meeting. In addition, non-employee directors are reimbursed for reasonable expenses incurred in connection with attending each Board meeting and are eligible to receive stock options under our Amended and Restated 1997 Stock Option Plan. During fiscal 2001, each non-employee director was granted an option under the plan to purchase 25,000 shares of common stock. The exercise price of the options granted to Lawrence Archibald, Christopher Mottern and Wendy Paskin-Jordan was $2.28 per share, which represented the fair market value of the common stock as of the date of grant. The exercise price of the options granted to William A. Hall and James E. Bonk was $0.65 per share, which represented the fair market value of the common stock as of the date of grant. Each of these options was fully vested as of the date of grant.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table summarizes total compensation for fiscal 2001, 2000, and 1999 for our Chief Executive Officer and each of our four other most highly compensated executive officers, including three executive officers who resigned in fiscal 2001. These persons are referred to as the "Named Executive Officers."

Summary Compensation Table

                                                                               Long-Term
                                         Annual Compensation                  Compensation       All Other Compensation ($)
                             --------------------------------------------- ------------------ --------------------------------
Name and                                                    Other Annual   # of Stock Options
Principal Position           Year Salary ($)  Bonus ($)   Compensation ($)      Granted       401K ($) ESOP ($)  Other ($)
------------------           ---- ---------- -----------  ---------------- ------------------ -------- -------- ------------
Barnet J. Cohen(1).......... 2001  $300,000   $ 50,000        $    --                --        $   --   $   --    $     --
  Chairman of the Board and  2000   336,346         --             --             8,040         3,962       --          --
   acting Chief Executive    1999   450,000     60,480             --                --         6,258    1,600          --
   Officer

Robert R. Cain(2)........... 2001   123,410         --             --                --         1,488       --     317,987(4)
  President and Chief        2000   348,942         --          4,041(3)         49,000         4,500       --          --
   Executive Officer         1999   321,692    187,081             --            16,080         4,100    1,600          --

J. Randolph Cerf(5)......... 2001    48,260    135,000             --                --         2,269       --     200,000(4)
  Senior Vice President,     2000   207,807         --             --            14,000         2,569       --          --
   Chief Financial Officer   1999   165,462     47,700             --             8,040         3,477    1,600          --
   and Secretary

Melanie Cullen(6)........... 2001   107,548         --             --                --         2,151       --     100,000(4)
  Senior Vice President and  2000   168,232         --             --            28,040         3,736       --          --
   Chief Operating Officer   1999   137,231     38,151             --             8,040         3,315    1,600          --

James P. Miller(7).......... 2001   150,000     60,000(9)       2,580(10)            --         3,022       --     141,850(12)
  Chief Operating Officer
   and acting Chief
   Financial Officer

Lewis Garrett(8)............ 2001   162,691     30,000(9)      27,442(11)        45,000         3,797       --       3,983(13)
  Executive Vice President,
   Purchasing and Marketing

--------
 (1)Mr. Cohen retained the position of acting Chief Executive Officer until March 2001. The bonus paid to Mr. Cohen was approved by the Board and paid in fiscal 2001, and was commensurate to his compensation for the previous fiscal year.
 (2)Mr. Cain resigned from his position as the Company's President and Chief Executive Officer in May 2000.
 (3)Represents premiums paid by the Company on a disability insurance policy.
 (4)Represents amounts paid pursuant to a severance agreement between the officer and the Company.
 (5)Mr. Cerf resigned from his position as the Company's Senior Vice President, Chief Financial Officer and Secretary in May 2000.
 (6)Ms. Cullen resigned from her position as the Company's Chief Operating Officer in September 2000.
 (7)Mr. Miller accepted the positions of President, Chief Operating Officer and acting Chief Financial Officer in October 2000.
 (8)Mr. Garrett accepted the position of Senior Vice President, Purchasing and Marketing in June 2000.
 (9)Represents amounts paid in connection with employment contracts.
(10)Represents amounts paid for auto allowance.
(11)Represents amounts paid for housing and auto allowances.
(12)Represents amounts paid for relocation costs ($6,451) and stock grant of $135,399.
(13)Represents amounts paid for relocation costs.

Option Grants in Last Fiscal Year

   The following table sets forth certain information concerning the number and value of stock options granted to each of the Named Executive Officers in fiscal 2001. Percentages of total options for individual grants are based on an aggregate of options to purchase 234,000 shares of the common stock granted to our employees during fiscal 2001, including the Named Executive Officers. The exercise price per share of each option was equal to at least the fair market value of the common stock on the date of grant as determined by the Board of

Directors. Each such option vests with respect to 1/48 of the shares of common stock underlying such option on the last day of each calendar month, commencing with the month when the option was granted.

   Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the five to ten year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our estimates of future stock price growth.

                                                                 Potential realizable
                                                                   value at assumed
                                                                annual rates of stock
                                                                price appreciation for
                                Individual Grants                    option term
                   -------------------------------------------- ----------------------
                   Number of   Percent of
                   securities total options
                   underlying  granted to   Exercise
                    options   employees in   price   Expiration
Name                granted    fiscal 2001   ($/Sh)     date        5%         10%
----               ---------- ------------- -------- ---------- -------     -------
Barnet J. Cohen...       --         --                                   --         --
Robert R. Cain....       --         --                                   --         --
J. Randolph Cerf..       --         --                                   --         --
Melanie Cullen....       --         --                                   --         --
James P. Miller...       --         --                                   --         --
Lewis Garrett.....   15,000       13.8%      $3.38   6/10/2012      $31,838    $80,683
                     30,000       27.5%      $0.88    2/8/2011       16,508     41,836

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth, for each of the Named Executive Officers, certain information concerning the exercise of stock options during fiscal 2001 and the year-end value of unexercised stock options.

                                               Number of Unexercised     Value of Unexercised
                                               Stock Options Held at    In-the-Money Options at
                                                March 31, 2001 (#)       March 31, 2001(1) ($)
                                             ------------------------- -------------------------
                      Shares
                   Acquired on     Value
Name               Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----               ------------ ------------ ----------- ------------- ----------- -------------
Barnet J. Cohen...      --           --          8,040          --         --           --
Robert R. Cain....      --           --        326,947          --         --           --
J. Randolph Cerf..      --           --         77,199          --         --           --
Melanie Cullen....      --           --             --          --         --           --
James P. Miller...      --           --             --          --         --           --
Lewis Garrett.....      --           --          4,375      40,625         --           --

Employment Agreements

   During fiscal 2001, we entered into employment agreements with the following executive officers:

       .  James P. Miller

       .  Lewis Garrett

       .  Donald E. Rose

       .  Peter R. Berger

   Subsequent to fiscal 2001, we entered into employment agreements with the following executive officers:

       .  John Gennari

       .  Jerrold Benjamin

   The employment agreements provide that Mr. Miller and Mr. Berger receive initial yearly salaries commencing in fiscal 2001 and fiscal 2002, respectively, of $300,000 each, which are reviewed annually. For the six months ended March 31, 2001, Mr. Miller received a salary of $150,000. Mr. Garret's employment agreement provides that he receive an initial yearly salary commencing in fiscal 2001 of $225,000, which is reviewed annually. For the fiscal year ending March 31, 2001, Mr. Garrett received a salary of $163,000. Mr. Rose's employment agreement provides that he receive an annual yearly salary commencing in fiscal 2001 of $120,000, which is reviewed annually. For the fiscal year ending March 31, 2001, Mr. Rose received a salary of $97,000. The employment agreements provide that Mr. Gennari and Mr. Benjamin receive initial yearly salaries commencing in fiscal 2002 of $250,000 and $175,000, respectively, which are reviewed annually. The employees are also entitled to participate in any stock option, pension, bonus, insurance, savings or other employee benefit plans adopted by the Company.

   The employment agreements contain a covenant not to compete, which provides, under certain circumstances during any consultancy period, that the employee cannot compete with the company or accept employment with a competitor of the company. The agreements also include a provision for the acceleration of certain outstanding options in the event of a substantive change of responsibilities after or as a result of a change in control.

Certain Transactions

   On July 2, 1999, we entered into a Contribution Agreement with Valley Entertainment, Inc., or VE, and Barnet Cohen. Pursuant to the Contribution Agreement, we assigned the assets of our Valley Entertainment division to VE in return for 19 shares of VE's common stock and a cash payment. Certain individuals, including Mr. Cohen, transferred a total of $1,620,000 in cash to VE in return for 81 shares of VE's common stock. Mr. Cohen, who is the President and Chief Executive Officer of VE, contributed $1,320,000 in cash in exchange for 66 shares of VE's common stock. Two of the other VE stockholders are our former employees. Neither of these former employees was an executive officer or a significant stockholder of ours.

   At the same time we entered into the Contribution Agreement with VE, the parties entered into an Administrative Services Agreement pursuant to which we agreed to provide certain administrative services to VE. We believe the fees charged by us to VE under the Administrative Services Agreement are the product of good faith, arms-length bargaining between the parties. We also believe these fees are reasonably related to the fees we would charge an unrelated party in a similar transaction. The Contribution Agreement and the Administrative Services Agreement have been approved by the disinterested members of our Board.

   VE is a music label that sells prerecorded music products. VE's music products are distributed through our Distribution North America division pursuant to a Distribution Agreement between the Company and VE. We believe the terms of the Distribution Agreement are reasonably related to the terms Valley would obtain in a comparable transaction with an unrelated party.

   We have entered into indemnification agreements with each of its directors and officers. These agreements require us to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism by reason of any event or occurrence arising out of such person's services as our director or officer.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of 8,617,876 shares of our common stock as of June 29, 2001, by (a) each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (b) each of our directors, (c) each of the Named Executive Officers, and (d) all directors and executive officers as a group. Except as otherwise indicated, we believe that each individual or entity named has sole investment and voting power of the shares of common stock beneficially owned by them, except for applicable community property laws. The percentages beneficially owned have been calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of June 29, 2001 are counted as outstanding for the purpose of calculating the number and percentage owned by such person, but not counted as outstanding for the purpose of calculating the percentage owned by any other person listed. Percentages beneficially owned are based on shares of common stock outstanding as of June 29, 2001. With respect to shares held in the Employee Stock Ownership Plan, or ESOP, allocated shares are voted by the persons to whose account they are allocated. The ESOP trustees have authority to direct the votes of unallocated shares and allocated shares that are not voted by the person to whom they are allocated. All of the shares held by the ESOP are currently allocated to individual accounts. An asterisk indicates beneficial ownership of less than 1.0% of the outstanding shares of common stock.

                                                                    Shares
                                                                 Beneficially
Directors, Executive Officers and 5% Shareholders               Owned (Number) Percent
-------------------------------------------------               -------------- -------
Barnet J. Cohen(1).............................................   3,199,019     37.1%
Robert R. Cain(2)..............................................     338,490      3.8%
Lawrence Archibald(3)..........................................     144,229      1.7%
James P. Miller................................................     104,000      1.2%
Palo Alto Investors, LLC(4)....................................     825,000      9.6%
Wendy Paskin-Jordan(5).........................................      75,920        *
Christopher Mottern(6).........................................      61,180        *
Peter R. Berger(7).............................................      60,010        *
James E. Bonk..................................................      26,000        *
Lewis Garrett(8)...............................................      44,375        *
William A. Hall................................................          --        *
J. Randolph Cerf...............................................      24,120        *
Melanie Cullen.................................................      11,695        *
All executive officers and directors as a group (16 persons)(9)   5,046,393     54.8%

--------
(1)Consists of 8,040 shares of common stock subject to options exercisable within 60 days of June 29, 2001 and 93,513 shares of common stock allocated to Mr. Cohen's account under the ESOP.
(2)Consists of 326,947 shares of common stock subject to options exercisable within 60 days of June 29, 2001 and 11,542 shares of common stock allocated to Mr. Cain's account under the ESOP.
(3)Consists of 37,060 shares of common stock subject to options exercisable within 60 days of June 29, 2001.
(4)Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2001.
(5)Consists of 35,720 shares of common stock subject to options exercisable within 60 days of June 29, 2001.
(6)Consists of 37,060 shares of common stock subject to options exercisable within 60 days of June 29, 2001.
(7)Consists of 50,010 shares of common stock subject to options exercisable within 60 days of June 29, 2001.
(8)Consists of 4,375 shares of common stock subject to options exercisable within 60 days of June 29, 2001.
(9)Consists of 594,119 shares of common stock subject to options exercisable within 60 days of June 29, 2001 and 114,480 shares of common stock allocated to the accounts of Messrs. Cohen, Colson, Gandiol, Rose and Cain under the ESOP.

                                PROPOSAL NO. 2:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The independent auditors selected by the Audit Committee for fiscal 2002 is Deloitte & Touche LLP. The Committee has further directed that management submit the selection of independent auditors for ratification by the stockholders at the meeting. Deloitte & Touche LLP has audited our financial statements since 1995. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.

   The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

   The affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote is required to ratify the selection of Deloitte & Touche LLP.

   Deloitte & Touche LLP has informed us that neither the firm nor any of its members of associates has any direct financial interest or material indirect financial interest in us during our fiscal year ended March 31, 2001. We have been billed the following aggregate fees by Deloitte & Touche LLP:

      Audit Fees. The aggregate fees billed by Deloitte & Touche LLP to us for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2001 and the reviews of the financial statements included in our Forms 10-Q for that fiscal year were approximately $336,000.

      Financial Information Systems Design and Implementation Fees. No fees were billed by Deloitte & Touche LLP to us for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services). No such services were rendered by Deloitte & Touche LLP to us for the fiscal year ended March 31, 2001.

      All Other Fees. The aggregate fees billed by Deloitte & Touche LLP to us for professional services rendered to us for the fiscal year ended March 31, 2001, other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, were approximately $183,000.

   The Audit Committee did consider whether the provision of non-audit services is compatible with the auditors' independence and concluded that other non-audit services are compatible with maintaining the independence of our external auditors.

The Board of Directors Recommends a Vote in Favor of the Ratification of the
                                 Selection of
 Deloitte & Touche LLP as the Company's Independent Auditors for Fiscal 2002.

                     REPORT OF THE COMPENSATION COMMITTEE

   Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

   Our Board of Directors formed a Compensation Committee in March 1997. The committee members during fiscal 2001 were Lawrence Archibald, who was the committee's Chairman, Christopher Mottern, William A. Hall and Wendy Paskin-Jordan.

Compensation Philosophy

   Our philosophy in designing the compensation programs for its executive officers has been to: (i) motivate each executive toward the achievement of our short and long-term goals, as reflected in our strategic business plans and our mission and values statements; (ii) provide an overall compensation package which is competitive with the median compensation packages offered by similar companies; and (iii) make a significant portion of each executive's total compensation at-risk incentive compensation in order to emphasize the relationship between pay and performance through annual cash bonus opportunities and long-term equity-based incentive awards. The three components of the executive compensation program are base annual salary, short-term incentive pay under our annual incentive plan and long-term equity-based awards in the form of stock options.

   We have retained independent consultants to assist with development of our executive compensation program based on a comprehensive analysis of pay practices of a custom group of comparator companies. These companies were selected by us and consist of national companies in the distribution, wholesale and retail industries with similar sized revenues, sales growth and profit margin.

Base Annual Salary

   An executive officer's base salary is determined by evaluating the responsibilities of the position, the individual's experience and the competitive base salaries paid to executive officers with comparable qualifications, experience and responsibilities. With the assistance of the our compensation consulting firm, a survey is conducted of benchmark positions in the comparator group. Base salaries are targeted at a level below the median salary reported for the comparator group (adjusted for size). In making its determinations regarding executives other than the Chief Executive Officer, the Compensation Committee received the recommendations of the our Chief Executive Officer.

Annual Incentive Plan

   Our Management Incentive Plan (the "MIP") provides for variable cash bonuses for eligible executive and management employees based on company and individual performance. Target bonuses under the MIP are set at levels comparable to the median target bonus opportunity of the comparator group. For fiscal 2001, the MIP as it applied to executive officers had a cash bonus opportunity from 20% to 60% of base salary on March 31, 2001 (60% for the Chief Executive Officer) if the specified financial and performance objectives were met. The bonus is based on both corporate performance as measured by net income and individual performance against pre-established objectives. The corporate component is weighted 75% and the individual component is weighted 25% for senior executives. For the President and Chief Executive Officer, the corporate component is weighted at 100%. The MIP provides for a threshold of 90% of the net income target before any incentive award is paid. If the net income target of 100% is exceeded, the corporate portion of the award payout will increase incrementally up to a maximum of the net income target of 150%.

   Achievement of individual objectives and payment of incentive awards are subject to the approval of the Chief Executive Officer, or in the Chief Executive Officer's case, the Compensation Committee.

   The net income target was not achieved for fiscal 2001. As a result, no incentive awards were paid under the MIP for fiscal 2001.

Stock Options

   A major objective of the Compensation Committee is to create a strong alignment between the senior executives and stockholders. Using stock options to bring total compensation opportunity to a level at or slightly above the comparator group places a significant portion of compensation at-risk and aligns executives' long-term financial interests with stockholders.

   During fiscal 2001, we granted stock options to certain senior executives. In determining the number of options to be granted, the Compensation Committee considered the advice of outside consultants, which was based upon the competitive practices of the comparator group and each executive's potential for helping us to achieve our long-term objectives. Options were granted throughout fiscal 2001 under the Amended and Restated 1997 Stock Option Plan. The options granted to certain other senior executives vest monthly over four years following the date of grant and have a ten-year term. Options granted to Named Executive Officers during fiscal 2000 are set forth under "Option Grants During the Last Fiscal Year."

Chief Executive Officer

   Mr. Cohen's compensation was determined pursuant to the principles noted above. Mr. Cohen's base annual salary for fiscal 2001 was $300,000. In determining the amount of Mr. Cohen's salary, the Committee considered the our overall performance in the prior year and the base annual salaries paid to chief executive officers in comparator companies. Mr. Cohen's MIP target award opportunity of 60% of annual base salary was also determined by the principles noted above. 100% of Mr. Cohen's incentive award opportunity is based on corporate performance. Because the net income target for fiscal 2001 was not achieved, no incentive award was paid to Mr. Cohen.

Compensation Deductibility Policy

   The Compensation Committee's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the Named Executive Officers is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders.

                                          MEMBERS OF THE COMPENSATION COMMITTEE

                                          Lawrence Archibald, Chairman
                                          Christopher Mottern
                                          William A. Hall
                                          Wendy Paskin-Jordan

                         REPORT OF THE AUDIT COMMITTEE

   The following is the report of the audit committee with respect to audited financial statements for the fiscal year ended March 31, 2001, which include our consolidated balance sheets as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended March 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, we, or the 1934 Securities Exchange Act, except to the extent that the we specifically incorporate it by reference in such filing.

Review with Management

   The audit committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

   The audit committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

Conclusion

   Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                                          MEMBERS OF THE AUDIT COMMITTEE

                                          Christopher Mottern, Chairman
                                          James E. Bonk
                                          Wendy Paskin-Jordan

                            STOCK PERFORMANCE GRAPH

   Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following graph shall not be deemed to be incorporated by reference into any such filings.

   The following graph compares the percentage change in the cumulative total stockholder return on our common stock from March 26, 1999, the date of our initial public offering, through the end of the fiscal year ended March 31, 2001, with the percentage change in the cumulative total return for the Nasdaq Stock Market (U.S.) Index and Peer Group. The comparison assumes an investment of $100 on March 26, 1999 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

   The Peer Group Index comprises the returns of the following companies, weighted according to their respective stock market capitalization: Arrow Electronics, Inc., Bindley Western Industries, Brightpoint, Inc., CDNOW, Inc., Central Garden & Pet Co., Handleman Co., Hollywood Entertainment, Image Entertainment, Inc., Ingram Micro, Inc., Marshall Industries, Musicland Stores Corp., Navaree Corp., Transworld Entertainment, and US Foodservice. Inc.

[CHART]
                       COMPARISON OF CUMULATIVE TOTAL RETURN
                       FROM MARCH 26, 1999 TO MARCH 31, 2001
          AMONG VALLEY MEDIA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                  AND A PEER GROUP

                              VALLEY         NASDAQ STOCK        PEER
                            MEDIA, INC.      MARKET (U.S.)      GROUP
3/26/1999                      100              100             100
4/3/1999                       197.7            103.1           101.9
4/1/2000                        35.94           189.3           110.7
3/31/2001                        4.68            75.77           86.96

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and holders of more than 10% of our common stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

   Based solely on its review of the transaction reports it received from reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, officers and 10% stockholders were complied with during fiscal 2001, except as follows: a late Form 5 was filed by James Colson with respect to an option grant in fiscal 2001, a late Form 5 was filed by James Dismukes with respect to a purchase of shares and option grant in fiscal 2001, a late Form 5 was filed by James E. Bonk with respect to a purchase of shares in fiscal 2001, a late Form 3 was filed by Peter Berger with respect to his appointment as chief executive officer, and a late Form 3 was filed by John Genneri with respect to his appointment as executive vice president.

Stock Proposals

   Proposals of our stockholders that are intended to be presented by such stockholders at our 2002 Annual Meeting of Stockholders must be received by our Corporate Secretary at our offices at 1280 Santa Anita Court, Woodland, California 95776, no later than April 3, 2002 to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

   In addition, stockholders wishing to nominate directors or propose other business at the 2002 Annual Meeting, but not intending to include such nomination or proposal in the proxy statement for such meeting, must give advance notice pursuant to the requirements of our Bylaws. Per these requirements, notice of any such nomination or proposal must be received by our Corporate Secretary at our principal executive offices not later than July 16, 2002 and not earlier than June 16, 2002, subject to the alternative dates described in the next sentence. If the 2002 Annual Meeting is held earlier than August 16, 2002 or later than November 12, 2002, then notice of such nominations or proposal must be received not sooner than the 90th day prior to such meeting and not later than the 60th day prior to such meeting, provided that if the date of such meeting has not been publicly announced by us at least 70 days prior to its date, then such notice must be received not later than 10 days following the date of the first public announcement of the meeting date. The notice must contain the information required under our Bylaws. If notice is not received in accordance with this schedule, then the nomination or other proposal will not be brought before the 2002 Annual Meeting.

Other Matters

   As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the meeting and, as far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                            FORM 10-K ANNUAL REPORT

   Upon written request to the Corporate Secretary, Valley Media, Inc., 1280 Santa Anita Court, Woodland, California 95776, the Company will provide without charge to each person solicited a copy of the Annual Report on Form 10-K, including financial statements and financial statement schedules filed therewith.

                                          By Order of the Board of Directors,

                                          James P. Miller
                                          Secretary

July 27, 2001
Woodland, California

                                  APPENDIX A

                 AUDIT COMMITTEE CHARTER OF VALLEY MEDIA, INC.

   The audit committee is a committee of the Board of Directors of Valley Media, Inc. The committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (a) the financial information that will be provided to the corporation's stockholders and others,
(b) the system of internal controls that management and the Board have established, and (c) the audit process.

Membership

   The membership of the committee shall consist of at least three independent members of the Board, who shall serve at the pleasure of the Board. A Board member will be considered independent if he or she (a) is not a member of the corporation's management and (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as a committee member.

Responsibilities

   The Committee shall fulfill its responsibilities under this Charter by doing the following:

       . Reviewing and recommending to the Board the corporation's independent auditors and approving the discharge of such auditors.

       . Confirming and assuring the independence of the independent auditors. This process shall include a review of any management consulting or other services being provided to the corporation by the independent auditors.

       . Providing an open avenue of communications between the Board and the independent auditors.

       . Meeting with the independent auditors and management prior to each annual audit (a) to review the scope of the audit and the audit procedures to be utilized and (b) to review and approve the independent auditors' engagement letter, including the independent auditors' compensation thereunder.

       . Reviewing with management and the independent auditors at the completion of each annual audit (a) the corporation's annual financial statements and related footnotes, (b) the independent auditors' report rendered with respect to the corporation's financial statements, (c) any significant changes required in the independent auditor's audit plan, (d) any serious difficulties or disputes between management and the independent auditors that arose during the audit, including any restrictions imposed by management on the scope of the auditors' work or access to required information, (e) any changes in methodology significantly affecting management's judgment in the preparation of the financial statements and the respective views of management and the independent auditors as to the appropriateness of such changes, and (f) any other matters relating to the conduct of the audit that are required to be communicated to the committee by the auditors under generally accepted accounting standards.

       . Reviewing with management and the independent auditors at the completion of each annual audit (a) the adequacy and effectiveness of the corporation's internal controls, including computerized information systems controls and security, and (b) any related significant findings and recommendations of the independent auditors, together with management's responses thereto.

       . Meeting with the independent auditors in separate executive sessions as necessary to discuss any matters that the committee or the independent auditors feel should be discussed without members of management present.

       . Considering and approving any significant changes to the corporation's accounting principles and practices proposed by management or the independent auditors.

       . Reviewing each of the corporation's quarterly earnings press releases with management and the independent auditors prior to the dissemination of such releases. The chairperson of the committee may represent the committee for purposes of this review.

       . Conducting or authorizing investigations into any matters within the committee's scope of responsibilities, and retaining independent counsel, accountants or others to assist the committee in the conduct of any such investigation.

       . Reporting committee actions to the Board with such recommendations as the committee deems appropriate.

       . Maintaining minutes or other records of committee meetings and other activities.

       . Meeting at least twice a year or more frequently as circumstances require.

       . Reviewing this Charter annually and revising or updating it as necessary.

       . Performing such other function as are assigned to the committee by law, the corporation's Certificate of Incorporation or Bylaws, or the Board.

                                                       VALLEY MEDIA, INC.

                                                       ANNUAL MEETING OF
                                                       STOCKHOLDERS

                                                       Thursday, September 13,
                                                       2001

                                                       Heidrick Ag History
                                                       Center
                                                       1962 Hays Lane
                                                       Woodland, California
                                                       95776


  [LOGO] VALLEY MEDIA, INC.
             Valley Media, Inc.
             1280 Santa Anita Court, Woodland, California 95776
                                                                           proxy


--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on September 13, 2001.

Barnet J. Cohen and Peter R. Berger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the power which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Valley Media, Inc. (the "Company"), to be held on Thursday, September 13, 2001 at Heidrick Ag History Center, 1962 Hays Lane, Woodland, California, and any adjournment or postponement thereof.

Election of two (2) Class III Directors, (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: JAMES E. BONK AND WENDY PASKIN-JORDAN.

               Transfer Agent Wells Fargo Share Owners Services
                                (651) 306-4341
                                 Shelly Kindem


                     See reverse for voting instructions.

                 (down arrow) Please detach here (down arrow)

                    Share Amounts

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3
           Please mark your choice like this N in blue or black ink.

  1. Election of Directors (see reverse):                 [_]FOR  [_]WITHHELD

                                                           --------------------
  For, exempt vote withheld from the following nominee(s):
                                                           --------------------


2. To ratify and approve the appointment of Deloitte & Touche LLP as the Company's
   independent auditors for the fiscal year ending March 31, 2002.                         [_] For   [_] Against   [_] Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

 SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTORS, AND FOR PROPOSALS 1 AND 2

MARK HERE FOR ADDRESS CHANGE  [X]         Date ---------------------
AND NOTE BELOW

----
      ----------------------------------------------------------------------
      ----------------------------------------------------------------------
      Signature(s) in Box
      Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
----


                    Proxy #   Account #   Issue or Issuer #

                                                       VALLEY MEDIA, INC.

                                                       ANNUAL MEETING OF
                                                       STOCKHOLDERS

                                                       Thursday, September 13,
                                                       2001

                                                       Heidrick Ag History
                                                       Center
                                                       1962 Hays Lane
                                                       Woodland, California
                                                       95776


  [LOGO] VALLEY MEDIA, INC.
             Valley Media, Inc.
                                                                            ESOP
             1280 Santa Anita Court, Woodland, California 95776
                                                                           proxy


--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on September 13, 2001.

Barnet J. Cohen and Peter R. Berger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the power which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Valley Media, Inc. (the "Company"), to be held on Thursday, September 13, 2001 at Heidrick Ag History Center, 1962 Hays Lane, Woodland, California, and any adjournment or postponement thereof.

Election of two (2) Class III Directors, (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: JAMES E. BONK AND WENDY PASKIN-JORDAN.

               Transfer Agent Wells Fargo Share Owners Services
                                (651) 306-4341
                                 Shelly Kindem


                     See reverse for voting instructions.

                 (down arrow) Please detach here (down arrow)

                    Share Amounts

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3
           Please mark your choice like this N in blue or black ink.

  1. Election of Directors (see reverse):                 [_]FOR  [_]WITHHELD

                                                           --------------------
  For, exempt vote withheld from the following nominee(s):
                                                           --------------------


2. To ratify and approve the appointment of Deloitte & Touche LLP as the Company's
   independent auditors for the fiscal year ending March 31, 2002.                         [_] For   [_] Against   [_] Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

 SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTORS, AND FOR PROPOSALS 1 AND 2

MARK HERE FOR ADDRESS CHANGE  [X]          Date ----------------------
AND NOTE BELOW

----
      ----------------------------------------------------------------------
      ----------------------------------------------------------------------
      Signature(s) in Box
      Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
----


                    Proxy #   Account #   Issue or Issuer #